________________________________________________________________


               SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D. C.  20549


                            FORM 8-K


                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Earliest Event Reported - September 22, 1999


                   FIRST VIRGINIA BANKS, INC.
     (Exact name of registrant as specified in its charter)


       Virginia               1 - 6580           54-0497561
(State of Incorporation)    (Commission        (IRS Employer
                             File Number)    Identification No.)


6400 Arlington Boulevard           Falls Church Virginia  22042
(Address of principal executive offices)              (Zip Code)


                          (703) 241-3656
      (Registrant's telephone number, including area code)


                         Not Applicable
     (Former name or address, if changed since last report)



The exhibit index as required by item 601(a) of Regulation S-K is included on page 3 of this report.





Item. 5. OTHER EVENTS

    On September 22, 1999, the Board of Directors of First Virginia Banks, Inc. ("First Virginia") authorized the purchase of up to 6,000,000 shares of First Virginia Common Stock pursuant to a new stock repurchase program. This new program replaces the program authorized in October 1996 for 6,000,000 shares which had a remaining unpurchased balance of 1,268,750 shares. Since 1994, First Virginia has repurchased an average of 1,832,000 shares per year. No timetable was set for the purchases; however, it is expected that the shares will be acquired over the next few years through open market purchases. As of June 30, 1999, First Virginia had 50,134,693 shares of First Virginia Common Stock outstanding.


Item  7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                Description of Exhibit


     1                     Press Release dated September 22, 1999



                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                              FIRST VIRGINIA BANKS, INC.
                              (Registrant)



Date:  September 23, 1999     By: /s/ Barry J. Fitzpatrick
                                  ------------------------
                                  Barry J. Fitzpatrick, Chairman,
                                  President and Chief Executive
                                  Officer

                          EXHIBIT INDEX


Exhibit No.              Description of Exhibit              Page

     1              Press Release dated September 22, 1999      4




                                                 Exhibit 1.

September 22, 1998                  CONTACT: Richard F. Bowman
FOR IMMEDIATE RELEASE                       (703) 241-3685

         FIRST VIRGINIA ANNOUNCES NEW STOCK REPURCHASE
                            PROGRAM


    The Board of Directors of First Virginia Banks, Inc. has authorized the purchase of up to 6,000,000 shares of First Virginia Banks, Inc. stock. This program replaces the program authorized in October 1996 for 6,000,000 shares which had a remaining unpurchased balance of 1,268,750 shares. Since 1994, the corporation has repurchased an average of 1,832,000 shares per year. No timetable has been set for the purchases; however, it is expected that the shares will be acquired over the next few years through open market purchases. As of June 30, 1999, First Virginia had 50,134,693 shares of common stock outstanding.

    Barry J. Fitzpatrick, First Virginia's Chairman, President and Chief Executive Officer, said, "First Virginia has continued its tradition of being one of the most profitable and highly capitalized financial companies in the nation. Earnings per share for the first six months of 1999 increased 27%, and the equity to asset ratio today is slightly over 11%." He noted that virtually all ratios measuring financial performance such as return on assets, net interest margin, efficiency ratio and asset quality measurements have improved throughout 1999, and place the corporation in the top tier of banks across the nation.

    First Virginia is the largest independent banking company headquartered in Virginia, and one of the 50 largest in the United States. There are ten banks in the First Virginia group, including six banks with 308 offices in Virginia, two banks with 58 offices in Maryland and two banks with 27 offices in East Tennessee. First Virginia also operates a mortgage subsidiary, First Virginia Mortgage Company; a second-mortgage company, First General Mortgage Company, with 10 offices in the mid-Atlantic and Southeastern states; and a full-service insurance agency, First Virginia Insurance Services, Inc. The corporation's common stock is traded on the New York Stock Exchange under the symbol "FVB."


Falls Church, Virginia